Exhibit 10.1

UAP HOLDING CORP.

2007 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), is made, effective as of the          day of                   , 2007 (hereinafter the “Date of Grant”), between UAP Holding Corp., a Delaware corporation (the “Company”), and                      (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the UAP Holding Corp. 2007 Long-Term Incentive Plan (the “Plan”), pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an award of Restricted Stock Units, subject to the terms set forth herein.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.     Grant of Restricted Stock Units. The Company hereby grants to the Participant on the Date of Grant [          ] Restricted Stock Units (the “Award”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Such Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”). On any given date, the value of each Restricted Stock Unit comprising the Award shall equal the Fair Market Value of one share of Common Stock. The Award shall vest and settle in accordance with Section 3 hereof.

2.     Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be final, binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

3.     Terms and Conditions.

(a)                                  Vesting and Settlement. The Restricted Stock Units awarded under this Agreement shall vest according to the following vesting schedule (“Vesting Schedule”):

25% of Restricted Stock Units awarded vest on [                                 ]

25% of Restricted Stock Units awarded vest on [                                 ]

25% of Restricted Stock Units awarded vest on [                                 ]

25% of Restricted Stock Units awarded vest on [                                 ]

In order to vest in an annual installment of Restricted Stock Units under this Agreement, the Participant must be continuously employed from the Date of Grant through the date specified in the Vesting Schedule. On each vesting date, the Company shall settle the Restricted Stock Units scheduled to vest on such vesting date and as a result thereof (i) issue and deliver to the Participant one share of Common Stock for each such Restricted Stock Unit (the “RSU Shares”) (and, upon such settlement, the Restricted Stock Units shall cease to be credited to the Account) and (ii) enter the Participant’s name as a stockholder of record with respect to the RSU Shares on the books of the Company.

(b)                           Accelerated Vesting Events. Notwithstanding the foregoing paragraph (a), the unvested Restricted Stock Units awarded under this Agreement shall vest and be payable as of the earliest of the following dates: (i) the date of the Participant’s Retirement (for purposes of this Agreement, “Retirement” means separation from service on or after attaining age 62, but only if the Participant enters into a non-compete and non-solicitation agreement with the Company in the form provided by the Company); (ii) the date the Participant separates from service on account of Total Disability (for purposes of this Agreement, “Total Disability” means a “total and permanent disability” within the meaning of Code Section 22(e)(3)); (iii) the date the Participant dies while employed by the Company or a Subsidiary or in service as a member of the Board; or (iv) the date of a Change in Control; provided, however, that on and after the date the Participant attains age 62, such accelerated vesting shall only occur if the Change of Control qualifies as a "change of control" under Code Section 409A and Final Treasury Regulations thereunder.

(c)                            Limitations on Distributions to Specified Employees. To the extent all or a portion of any payment hereunder is determined to be “nonqualified deferred compensation” subject to Code Section 409A, and the Company determines that Participant is a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i) and the regulations and other guidance issued thereunder, as of the date of the Participant’s separation from service, occuring on or after the date on which the Participant attains age 62, then such payment (or portion thereof) to the extent payable following the Participant’s separation from service shall be paid on the date that is six months following such Participant’s separation date.

(d)                                 Restrictions. The Award granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of decent and distribution or as otherwise permitted by the Committee) and may not be subject to lien, garnishment, attachment or other legal process. The Participant acknowledges and agrees that, with respect to each Restricted Stock Unit credited to his Account, the Participant has no voting rights with respect to the Company unless and until each such Restricted Stock Unit is settled in RSU Shares pursuant to Section 3(a) hereof.

(e)                                  Effect of Termination of Services.               Except as otherwise provided in Section 3(b) hereof, if the Participant terminates service with the Company for any reason, then any still unvested Restricted Stock Units subject to the Award are forfeited without further consideration to the Participant.

(f)                                    Dividend Equivalent Rights. If the Company pays a cash dividend on its outstanding Common Stock for which the Record Date (for purposes of this Agreement, the “Record Date” is the date on which shareholders of record are determined for purposes of paying the cash dividend on Common Stock) occurs after the Date of Grant, the Participant shall receive a cash payment equal to the amount of the ordinary cash dividend paid by the Company on a single share of Common Stock multiplied by the number of Restricted Stock Units awarded under this Agreement that are unvested as of such Record Date. Payments pursuant to this paragraph (f) are subject to tax withholding.

With respect to each Record Date in the period from December 16th through the following February 15th, the payment shall be calculated and paid to the Participant in cash on the following March 1st, or as soon as administratively practicable thereafter. With respect to each Record Date in the period from February 16th through the following May 15th, the payment shall be calculated and paid to the Participant in cash on the following June 1st, or as soon as administratively practicable thereafter. With respect to each Record Date in the period from May 16th through the following August 15th, the payment shall be calculated and paid to the Participant in cash on the following September 1st, or as soon as administratively practicable thereafter. With respect to each Record Date in the period from August 16th through the following December 15th, the payment shall be calculated and paid to the Participant in cash on the following December 1st, or as soon as administratively practicable thereafter.

Notwithstanding the foregoing paragraph, with respect to each Record Date in a calendar year, payment shall be calculated and paid to the Participant no later than March 15th of the calendar year following the calendar year in which the Record Date occurred. No cash payment shall be made to the Participant for any Record Date occurring after the termination of the Participant’s Award.

(g)                                 Compliance With Securities Laws; Internal Revenue Code Section 409A.  The Company will not be required to issue any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, or any other applicable federal or state securities laws or regulations. Prior to the issuance of any shares pursuant to this Agreement, the Company may require that the Participant (or the Participant’s legal representative upon the Participant’s death or disability) enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement. The Company may also delay issuance of shares of Common Stock hereunder to the extent set forth in Treasury Regulation Section 1.409A-2(b)(7).

(h)                                 Taxes. Upon the settlement of the Award in accordance with Section 3(a) hereof, the Participant shall recognize taxable income in respect of the Award and the Company shall report such taxable income to the appropriate taxing authorities in respect of the Award as it determines to be necessary and appropriate. The Company shall have the right to require the Participant to remit to the Company, or to withhold from amounts payable to the Participant, as compensation or otherwise (including, without limitation, in settlement of Restricted Stock Units granted hereunder), an amount sufficient to satisfy all federal, state and local withholding tax requirements, as applicable.

(i)                                     Rights as a Stockholder. Upon and following the vesting date, the Participant shall be the record owner of the RSU Shares unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company (including voting rights). Prior to the vesting date, the Participant shall not be deemed for any purpose to be the owner of shares of Common Stock underlying the Restricted Stock Units subject to the Award.

4.     Miscellaneous.

(a)                                  General Assets. All amounts credited to the Participant’s Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

(b)                                 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

UAP Holding Corp.

7251 West 4th Street

Greeley, Colorado 80634

Facsimile: (970) 347-1560

Attention: Todd Suko, General Counsel

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(c)                                  Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)                                 No Rights to Continue Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Subsidiaries or shall interfere with or restrict in any way the right of the Company or its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e)                                  Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(f)                                    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(g)                                 Entire Agreement. This Agreement, the Plan, and any non-compete and non-solicitation agreement entered into as provided above, if applicable, contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(h)                                 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)                                     Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)                                     Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

UAP HOLDING CORP.

By:
Name:
Title:

[Name of Participant]

[Signature page to Restricted Stock Unit Agreement]